Exhibit 99.1

VISHAY REPORTS RESULTS FOR THIRD QUARTER 2020

◾	Revenues Q3 of $640 million
◾	Gross margin Q3 of 23.7%; adjusted gross margin 23.7%
◾	Operating margin Q3 of 9.6%; adjusted operating margin 9.6%
◾	EPS Q3 of $0.23; adjusted EPS $0.25
◾	Free Cash for the trailing 12 months Q3 of $147 million
◾	Repurchased in Q3 $58.9 million principal amount of convertible notes due 2025; YTD repurchased $134.7 million principal amount for approximately 95% of face value
◾	Acquired the worldwide business and substantially all of the U.S. assets of Applied Thin-Film Products, a California-based manufacturer of custom, build-to-print thin film substrates for $25.9 million
◾	Guidance Q4 of revenues $620 to $660 million and gross margins of 23.9% plus/minus 70 basis points at a EUR/USD exchange rate of 0.86

Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and nine fiscal months ended October 3, 2020.

Revenues for the fiscal quarter ended October 3, 2020 were $640.2 million, compared to $581.7 million for the fiscal quarter ended July 4, 2020, and $628.3 million for the fiscal quarter ended September 28, 2019.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended October 3, 2020 were $33.5 million, or $0.23 per diluted share, compared to $24.7 million, or $0.17 per diluted share for the fiscal quarter ended July 4, 2020, and $30.0 million, or $0.21 per diluted share for the fiscal quarter ended September 28, 2019.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.25, $0.18, and $0.26 for the fiscal quarters ended October 3, 2020, July 4, 2020, and September 28, 2019, respectively.

Commenting on results for the third quarter 2020, Dr. Gerald Paul, President and Chief Executive Officer stated, “Following an historically unprecedented drop of sales to automotive customers in the second quarter, Vishay experienced a stronger than anticipated rebound of sales to automotive customers in the third quarter, as well as continued strength from Asian markets. Inventories of Vishay products at distribution were reduced by $18 million driven by high demand for consumer related products.”

Dr. Paul continued, “The expected recovery in the third quarter occurred more steeply than anticipated. Having reacted promptly by reducing fixed costs, Vishay is now ready to exploit the next upturn to the full extent. Our focus stays on profitability and cash generation while pursuing our long-term strategies as well as, especially during COVID-19, safeguarding the health and well-being of our employees.”

Commenting on the outlook Dr. Paul stated, “For the fourth quarter 2020 we guide for revenues in the range of $620 to $660 million at a gross margin of 23.9% plus/minus 70 basis points, assuming a EUR/USD exchange rate of 0.86.”

A conference call to discuss Vishay’s third quarter financial results is scheduled for Tuesday, November 3, 2020 at 9:00 a.m. ET. The dial-in number for the conference call is 877 589-6174 (+1 706-643-1406, if calling from outside the United States) and the access code is 7991697.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, November 3, 2020 through 11:59 p.m. ET on Wednesday, November 18. The telephone number for the replay is +1 855-859-2056 (+1 404-537-3406, if calling from outside the United States or Canada) and the access code is 7991697.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, anticipated areas of growth, market segment performance, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech™ is a trademark of Vishay Intertechnology.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	October 3, 2020	July 4, 2020	September 28, 2019

Net revenues	$640,160	$581,717	$628,329
Costs of products sold*	488,451	451,047	478,250
Gross profit	151,709	130,670	150,079
Gross margin	23.7%	22.5%	23.9%

Selling, general, and administrative expenses**	90,219	89,127	91,796
Restructuring and severance costs	-	743	7,255
Operating income	61,490	40,800	51,028
Operating margin	9.6%	7.0%	8.1%

Other income (expense):
Interest expense	(7,414)	(8,430)	(8,564)
Other	(4,898)	(1,484)	1,718
Loss on early extinguishment of debt	(3,454)	(1,146)	-
Total other income (expense) - net	(15,766)	(11,060)	(6,846)

Income before taxes	45,724	29,740	44,182

Income tax expense	12,063	4,845	13,917

Net earnings	33,661	24,895	30,265

Less: net earnings attributable to noncontrolling interests	177	242	227

Net earnings attributable to Vishay stockholders	$33,484	$24,653	$30,038

Basic earnings per share attributable to Vishay stockholders	$0.23	$0.17	$0.21

Diluted earnings per share attributable to Vishay stockholders	$0.23	$0.17	$0.21

Weighted average shares outstanding - basic	144,854	144,846	144,628

Weighted average shares outstanding - diluted	145,197	145,170	145,027

Cash dividends per share	$0.095	$0.095	$0.095

* Includes incremental costs of products sold separable from normal operations directly attributable to the COVID-19 outbreak of $242 and $923 for the fiscal quarters ended October 3, 2020 and July 4, 2020, respectively.

** Includes incremental selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 outbreak of $(441) and $(747), for the fiscal quarters ended October 3, 2020 and July 4, 2020, respectively.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Nine fiscal months ended
	October 3, 2020	September 28, 2019

Net revenues	$1,834,718	$2,058,728
Costs of products sold*	1,405,099	1,522,889
Gross profit	429,619	535,839
Gross margin	23.4%	26.0%

Selling, general, and administrative expenses*	279,178	290,332
Restructuring and severance costs	743	7,255
Operating income	149,698	238,252
Operating margin	8.2%	11.6%

Other income (expense):
Interest expense	(24,396)	(25,160)
Other	(6,184)	3,233
Loss on early extinguishment of debt	(7,520)	(1,307)
Total other income (expense) - net	(38,100)	(23,234)

Income before taxes	111,598	215,018

Income tax expense	25,658	64,377

Net earnings	85,940	150,641

Less: net earnings attributable to noncontrolling interests	584	667

Net earnings attributable to Vishay stockholders	$85,356	$149,974

Basic earnings per share attributable to Vishay stockholders	$0.59	$1.04

Diluted earnings per share attributable to Vishay stockholders	$0.59	$1.03

Weighted average shares outstanding - basic	144,831	144,602

Weighted average shares outstanding - diluted	145,221	145,114

Cash dividends per share	$0.285	$0.275

* Includes incremental costs of products sold and selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 outbreak of $4,295 and $(871), respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	October 3, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$682,422	$694,133
Short-term investments	29,538	108,822
Accounts receivable, net	342,691	328,187
Inventories:
Finished goods	119,221	122,466
Work in process	197,806	187,354
Raw materials	123,176	121,860
Total inventories	440,203	431,680

Prepaid expenses and other current assets	120,490	141,294
Total current assets	1,615,344	1,704,116

Property and equipment, at cost:
Land	75,335	75,011
Buildings and improvements	619,228	585,064
Machinery and equipment	2,678,629	2,606,355
Construction in progress	78,059	110,722
Allowance for depreciation	(2,534,027)	(2,425,627)
	917,224	951,525

Right of use assets	103,235	93,162

Goodwill	157,406	150,642

Other intangible assets, net	67,839	60,659

Other assets	172,785	160,671
Total assets	$3,033,833	$3,120,775

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	October 3, 2020	December 31, 2019
	(Unaudited)

Liabilities and equity
Current liabilities:
Notes payable to banks	$4	$2
Trade accounts payable	159,016	173,915
Payroll and related expenses	130,252	122,100
Lease liabilities	21,924	20,217
Other accrued expenses	169,379	186,463
Income taxes	22,699	17,731
Total current liabilities	503,274	520,428

Long-term debt less current portion	392,290	499,147
U.S. transition tax payable	125,438	140,196
Deferred income taxes	8,670	22,021
Long-term lease liabilities	86,043	78,511
Other liabilities	101,191	100,207
Accrued pension and other postretirement costs	277,758	272,402
Total liabilities	1,494,664	1,632,912

Redeemable convertible debentures	-	174

Equity:
Vishay stockholders' equity
Common stock	13,256	13,235
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,410,335	1,425,170
Retained earnings	115,184	72,180
Accumulated other comprehensive income (loss)	(3,340)	(26,646)
Total Vishay stockholders' equity	1,536,645	1,485,149
Noncontrolling interests	2,524	2,540
Total equity	1,539,169	1,487,689
Total liabilities, temporary equity, and equity	$3,033,833	$3,120,775

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Nine fiscal months ended
	October 3, 2020	September 28, 2019

Operating activities
Net earnings	$85,940	$150,641
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	123,776	122,302
(Gain) loss on disposal of property and equipment	257	(168)
Accretion of interest on convertible debt instruments	10,232	10,558
Inventory write-offs for obsolescence	17,891	19,214
Loss on early extinguishment of debt	7,520	1,307
Deferred income taxes	(1,142)	(4,481)
Other	3,188	9,029
Change in U.S. transition tax liability	(14,757)	(14,757)
Change in repatriation tax liability	(16,258)	(38,814)
Changes in operating assets and liabilities, net of effects of businesses acquired	(27,408)	(42,810)
Net cash provided by operating activities	189,239	212,021

Investing activities
Purchase of property and equipment	(70,801)	(100,267)
Proceeds from sale of property and equipment	293	486
Purchase of businesses, net of cash acquired	(25,852)	(11,862)
Purchase of short-term investments	(157,177)	(59,440)
Maturity of short-term investments	241,016	79,765
Other investing activities	(529)	4,021
Net cash used in investing activities	(13,050)	(87,297)

Financing activities
Issuance costs	-	(5,394)
Repurchase of convertible debt instruments	(148,177)	(22,695)
Net changes in short-term borrowings	(110)	(12)
Dividends paid to common stockholders	(37,779)	(36,396)
Dividends paid to Class B common stockholders	(3,448)	(3,327)
Distributions to noncontrolling interests	(600)	(600)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,016)	(2,708)
Net cash used in financing activities	(192,130)	(71,132)
Effect of exchange rate changes on cash and cash equivalents	4,230	(8,141)

Net increase (decrease) in cash and cash equivalents	(11,711)	45,451

Cash and cash equivalents at beginning of period	694,133	686,032
Cash and cash equivalents at end of period	$682,422	$731,483

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Nine fiscal months ended
	October 3, 2020	July 4, 2020	September 28, 2019	October 3, 2020	September 28, 2019

GAAP net earnings attributable to Vishay stockholders	$33,484	$24,653	$30,038	$85,356	$149,974

Reconciling items affecting gross profit:
Impact of the COVID-19 outbreak	$242	$923	$-	$4,295	$-

Other reconciling items affecting operating income:
Restructuring and severance costs	$-	$743	$7,255	$743	$7,255
Impact of the COVID-19 outbreak	(441)	(747)	-	(871)	-

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$3,454	$1,146	$-	$7,520	$1,307

Reconciling items affecting tax expense (benefit):
Change in deferred taxes due to early extinguishment of debt	$-	$-	$-	$(1,346)	$(1,312)
Effects of tax-basis foreign exchange gain	-	-	-	-	7,554
Effects of cash repatriation program	-	(190)	2,604	(190)	1,971
Tax effects of pre-tax items above	(716)	(589)	(1,644)	(2,787)	(1,934)

Adjusted net earnings	$36,023	$25,939	$38,253	$92,720	$164,815

Adjusted weighted average diluted shares outstanding	145,197	145,170	145,027	145,221	145,114

Adjusted earnings per diluted share	$0.25	$0.18	$0.26	$0.64	$1.14

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	October 3, 2020	July 4, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net cash provided by operating activities	$64,330	$90,431	76,202	$189,239	$212,021
Proceeds from sale of property and equipment	63	177	22	293	486
Less: Capital expenditures	(21,969)	(24,504)	(30,119)	(70,801)	(100,267)
Free cash	$42,424	$66,104	$46,105	$118,731	$112,240

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	October 3, 2020	July 4, 2020	September 28, 2019	October 3, 2020	September 28, 2019

GAAP net earnings attributable to Vishay stockholders	$33,484	$24,653	$30,038	$85,356	$149,974
Net earnings attributable to noncontrolling interests	177	242	227	584	667
Net earnings	$33,661	$24,895	$30,265	$85,940	$150,641

Interest expense	$7,414	$8,430	$8,564	$24,396	$25,160
Interest income	(514)	(956)	(2,365)	(3,324)	(6,711)
Income taxes	12,063	4,845	13,917	25,658	64,377
Depreciation and amortization	41,618	40,638	40,956	123,776	122,302
EBITDA	$94,242	$77,852	$91,337	$256,446	$355,769

Reconciling items
Impact of the COVID-19 outbreak	$(199)	$176	$-	$3,424	$-
Restructuring and severance costs	-	743	7,255	743	7,255
Loss on early extinguishment of debt	3,454	1,146	-	7,520	1,307

Adjusted EBITDA	$97,497	$79,917	$98,592	$268,133	$364,331

Adjusted EBITDA margin**	15.2%	13.7%	15.7%	14.6%	17.7%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300